UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                                 --------------
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of Earliest Event) October 28, 2002


                               EXUS NETWORKS, INC.
                       ----------------------------------
             (Exact Name of Registrant as Specified in its Chapter)


         Nevada                    0-18049                91-1317131
     -------------------        -------------            --------------
     (State or Other            (Commission             (I.R.S. Employer
     Jurisdiction of             File Number)            Identification No.)
       Incorporation)


                 150 East 58th Street, New York, New York 10155
       -------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                  212-514-6600
                               ------------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On October 28, 2002 the Company entered into an Asset Acquisition Agreement (the "Agreement") with New Millenium Development Group, Inc. ("New Millenium"). This agreement provides for the issuance of 50,000,000 shares of the Company's Common Stock for certain assets as provided in the Agreement. Reference is made to the Agreement, a copy of which is attached as Exhibit 1.1, the Registration Rights Agreement attached as Exhibit 1.2, the Shareholder Agreement and Irrevocable Proxy attached as Exhibit 1.3, and the Bill of Sale attached as Exhibit 1.4 for a full statement of the terms of the transaction.


 ITEM 7.  Financial Statements and Exhibits


(c) Exhibit.

1.1 Asset Acquisition Agreement dated October 28, 2002 between Exus Networks, Inc. and New Millennium Development Group, Inc.
1.2      Registration Rights Agreement
1.3      Shareholder Agreement and Irrevocable Proxy
1.4      Bill of Sale



Safe Harbor Notice:
This document contains "forward-looking statements" as provided in the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company believes that the expectations reflected in such statements are reasonable, but no assurances can be given that they will prove correct. The Company remains exposed to risk factors that include; economic conditions; the availability of sufficient financing, the availability qualified personnel; regulatory requirements; competition; time critical deadlines; poor conditions for selling the Company's stock; and others. Statements made herein are not a guarantee of future corporate or stock performance.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        EXUS NETWORKS, INC.



Date:  November 12 , 2002        By: /s/Isaac H. Sutton
                                        --------------------------------------
                                        Isaac H. Sutton, President and Director